Exhibit 5.1
January 12, 2011
FOLEY & LARDNER LLP
ATTORNEYS AT LAW
ONE INDEPENDENT DRIVE — SUITE 1300
JACKSONVILLE, FL 32202-5017
904.359-2000 TEL
904.359-8700 FAX
www.foley.com
CLIENT/MATTER NUMBER
084091-0112
Imperial Holdings, Inc.
701 Park of Commerce Boulevard — Suite 301
Boca Raton, Florida 33487
Ladies and Gentlemen:
     We have acted as counsel to Imperial Holdings, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333- 168785 (as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer, issuance and sale by the Company of 19,166,667 shares of common stock, par value $0.01 per share (the “Common Stock”), which includes 2,500,000 shares to cover over-allotments, if any, (the “Shares”). The Shares are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.
     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Articles of Incorporation of the Company to be filed with the Secretary of State of the State of Florida prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.1 to the Registration Statement; (ii) the form of the Bylaws of the Company to be effective prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement (iii) the form of Certificate of Conversion of Imperial Holdings, LLC to Imperial Holdings, Inc. to be filed with the Secretary of State of the State of Florida prior to the consummation of the initial public offering contemplated by the Registration Statement; (iv) the Registration Statement; (v) the prospectus contained within the Registration Statement; (vi) the form of the Underwriting Agreement; (vii) the form of Common Stock certificate of the Company and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

Imperial Holdings, Inc.
January 12, 2011

     In such examination, we have assumed the Articles of Incorporation that will be filed with the Secretary of State of the State of Florida will be substantially identical to the form of the Articles of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement, the Certification of Conversion that will be filed with the Secretary of State of the State of Florida will be filed and be substantially identical to the form of the Certificate of Conversion reviewed by us, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued and sold as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
     The opinion expressed herein is limited to the corporate laws of the State of Florida (including the statutory provisions, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting the foregoing) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the Shares.
Very truly yours,
/s/ Foley & Lardner LLP
FOLEY & LARDNER LLP

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